Exhibit 99.1

Guardian Technologies International, Inc. Announces First Closing of $7 Million Financing

Company’s Renewed Financial Strength to Advance International Business Development Activities and Promote Healthcare Research and Development

HERNDON, Va., April 7, 2008--Guardian Technologies International, Inc. (OTCBB:GDTI - News), a leading technology developer of intelligent imaging informatics solutions, for the homeland security and healthcare industries, today announced it has entered into definitive agreements with five existing and four new accredited investors with respect to the private placement of approximately 10.0 million shares of its common stock at a purchase price of $0.70 per share for expected gross proceeds of approximately $7.0 million. There were no discounts or brokerage fees associated with the offering.

Guardian expects to utilize the proceeds to advance its international business development activities, healthcare research and development activities, and fund general corporate operations. Two closings are scheduled to occur with $5.15 million having closed on April 4, 2008, and the second closing expected to occur on or about May 30, 2008, subject to customary closing conditions.

“Completing this financing transaction increases our financial strength and stability, and positions us to advance our strategic initiatives,” said Bill Donovan, President and Chief Operating Officer of Guardian.  “We deeply appreciate the continuing confidence of our existing investors and we welcome our new investors.  With the current state of the liquidity markets, this financing, structured at a premium to our stock’s market price, should be an unambiguous indication to the market that our international business development initiatives and partnerships are well-positioned to generate near-term revenues.”

The securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933. The securities were not registered under the Securities Act of 1933 or any state laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Guardian Technologies International

The impact of Guardian’s industry-first computer aided detection technologies are immediate and profound for helping to eliminate human error in both the Homeland Security and the Medical Industry sectors. The Company’s software solutions can be seamlessly installed to compliment existing imaging devices, such as baggage scanners and medical MRI, to scan the contents of any image and immediately identify items of interest not easily discernable by the human eye.

?

Airport Security: Guardian’s technology compliments and enhances current-generation baggage x-ray scanners with the ability to automatically and effectively detect, locate, and identify explosives and other types of threats.

?

Disease Identification: Existing medical imaging devices used in Computer Aided Detection (CAD) are further improved with Guardian’s auto-diagnostic ability to detect anomalous tissue (e.g., tumors) and other potential disease states or conditions.

?

Technology-Independence: Because Guardian’s technologies utilize and process the actual image output generated by the original imaging systems, virtually any existing or future imaging device can be upgraded with Guardian’s products, delivering an instant, multi-billion dollar potential customer base with no competition.

Guardian’s technology and product development partnerships include a Cooperative Research and Development Agreement (CRDA) with the U.S. Department of Homeland Security- Science and Technology Directorate. The Company’s platform and product suite is protected by a robust patent portfolio. They are also ramping up new technologies and plan to acquire complimentary technologies to accelerate the Company’s high-growth business model.

Investor Resources

General Investor Information

Stock Quotes and News

Investor Fact Sheet

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Guardian through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available. When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", "plan", "assume" and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, in particular, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Guardian's filings with the Securities and Exchange Commission, including without limitation, Guardian's Form 10-K for the year ended December 31, 2006, and its quarterly reports on Form 10-Q. Guardian expressly disclaims any obligation to update any forward-looking statements

For additional information, visit www.guardiantechintl.com

Contact
Guardian Technologies International Inc.,
Michael W. Trudnak, 703.464.5495
info@guardiantechintl.com

or

Financial Communications
Trilogy Capital Partners
Ryon Harms, 800-592-6067
ryon@trilogy-capital.com

Source: Guardian Technologies International, Inc.